Exhibit 99.1

Regal Rexnord Provides Update on CEO Succession Process

MILWAUKEE, March 16, 2026 /PRNewswire/ - Regal Rexnord Corporation (NYSE: RRX) (the “Company”) today provided an update on the Chief Executive Officer succession process first announced on October 29, 2025.

As previously disclosed, the Board of Directors is conducting a comprehensive search to identify a successor to current Chief Executive Officer, Louis Pinkham. The Board’s CEO Search Committee, comprised of independent directors and assisted by a leading executive search firm, has identified several highly qualified candidates and continues to make strong progress.

To provide sufficient time and flexibility to complete the process and ensure an orderly transition, the Board and Mr. Pinkham have agreed that Mr. Pinkham will extend his service as Chief Executive Officer through June 30, 2026, or an earlier mutually agreed date if a successor is appointed prior to that time.

“The CEO succession process is progressing well, and we are encouraged by the depth and quality of candidates under consideration,” said Rakesh Sachdev, Chairman of the Board. “Extending Louis’s tenure provides the Board with appropriate flexibility to complete a thorough search and appoint the best possible leader for Regal Rexnord, while ensuring continuity for our customers, associates, and shareholders.”

“It remains an honor to serve as Chief Executive Officer of Regal Rexnord,” said Mr. Pinkham. “At the request of the Board, I have agreed to extend my service to continue supporting a smooth and successful transition, which has always been my highest priority. In the meantime, our team remains intensely focused on execution, energized by our growth strategies, and committed to delivering another solid year.”

The Company will continue to provide updates, as appropriate.

About Regal Rexnord

Regal Rexnord's 30,000 associates around the world help create a better tomorrow by providing sustainable solutions that power, transmit and control motion. The Company's electric motors and air moving subsystems provide the power to create motion. A portfolio of highly engineered power transmission components and subsystems efficiently transmits motion to power industrial applications. The Company's automation offering, comprised of controllers, drives, precision motors, and actuators, controls motion in applications ranging from factory automation to precision tools used in surgical applications.

The Company’s end markets benefit from meaningful secular demand tailwinds, and include discrete automation, food & beverage, aerospace, medical, data center, energy, residential and commercial buildings, general industrial, and metals and mining.

Regal Rexnord is comprised of three operating segments: Automation & Motion Control, Industrial Powertrain Solutions, and Power Efficiency Solutions. Regal Rexnord is headquartered in Milwaukee, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, including a copy of our Sustainability Report, visit RegalRexnord.com.

Forward Looking Statements

All statements in this communication, other than those relating to historical facts, are “forward-looking statements.”  Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” and similar expressions, including references to assumptions.  Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements, including but not limited to risks related to the Company’s ability to identify and attract a qualified candidate to serve as the Company’s next CEO and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.